Exhibit 4.1
AMENDMENT NO. 1 TO
RIGHTS AGREEMENT
     THIS AMENDMENT NO. 1 TO RIGHTS AGREEMENT, dated as of July 27, 2009 (this “Amendment”), is by and between SPSS Inc., a Delaware corporation (the “Company”), and Computershare Trust Company, N.A., a federally chartered trust company (the “Rights Agent”).
     WHEREAS, the Company, the Rights Agent and Computershare Investor Services LLC, a Delaware limited liability company, entered into a Rights Agreement dated as of June 18, 2008 (the “Rights Agreement”; except as otherwise expressly provided herein, capitalized terms used but not defined herein shall have the meanings set forth in the Rights Agreement);
     WHEREAS, the Company, International Business Machines Corporation, a New York corporation (“IBM”), and Pipestone Acquisition Corp., a Delaware corporation and wholly owned subsidiary of IBM, have proposed to enter into an Agreement and Plan of Merger to be dated the date hereof (the “Merger Agreement”);
     WHEREAS, the Company desires to amend the Rights Agreement to render the Rights inapplicable to the Merger (as defined in the Merger Agreement) and the other transactions contemplated by the Merger Agreement;
     WHEREAS, the Company deems this Amendment to be necessary and desirable and in the best interests of the holders of the Rights (including, prior to the Distribution Date, registered holders of the Common Stock) and at a duly convened meeting the Company’s Board of Directors has duly approved this Amendment; and
     WHEREAS, Section 27 of the Rights Agreement permits the Company and the Rights Agent at any time prior to the time the Rights are redeemable to amend the Rights Agreement in the manner provided herein.
NOW, THEREFORE, the Company and the Rights Agent agree as follows:
     SECTION 1. Amendments to the Rights Agreement. The Rights Agreement is hereby amended as follows:
     (a) Section 1 of the Rights Agreement is hereby amended by adding the following terms in the appropriate alphabetical order:
     “Effective Time” shall have the meaning ascribed to such term in the Merger Agreement.
     “Exempted Transaction” shall have the meaning set forth in the definition of Acquiring Person.
     “Merger” shall have the meaning ascribed to such term in the Merger Agreement.
     “Merger Agreement” shall mean the Agreement and Plan of Merger dated as of July 27, 2009 by and among the Company, Sub and Parent.

     “Parent” shall mean International Business Machines Corporation, a New York corporation.
     “Parent Group” shall have the meaning set forth in the definition of Acquiring Person.
     “Sub” shall mean Pipestone Acquisition Corp., a Delaware corporation.
     (b) The definition of “Acquiring Person” set forth in Section 1 of the Rights Agreement is hereby amended by inserting the following at the end of such definition:
“Notwithstanding anything to the contrary set forth in this definition or in this Agreement, neither Parent, Sub nor any Subsidiary (as such term is defined in the Merger Agreement) of Parent (collectively, the “Parent Group”) shall be, or shall be deemed to be, an Acquiring Person, either individually or collectively, solely by virtue of (A) the approval, execution, delivery or amendment of the Merger Agreement; (B) the public announcement of the Merger Agreement or the Merger; (C) the consummation of the Merger; or (D) the consummation of the other transactions contemplated by the Merger Agreement upon the terms and conditions of the Merger Agreement. Each event described in clauses (A), (B), (C) and (D) above is referred to herein as an “Exempted Transaction”.”
     (c) The definition of “Beneficial Owner” and “beneficially own” set forth in Section 1 of the Rights Agreement is hereby amended by inserting the following at the end of such definition:
“Notwithstanding anything to the contrary set forth in this definition or in this Agreement, the Parent Group, either individually or collectively, shall not be deemed to be a “Beneficial Owner” of, to have “Beneficial Ownership” of, or to “beneficially own”, any securities solely by virtue of or as a result of any Exempted Transaction.”
     (d) The definition of “Distribution Date” set forth in Section 1 of the Rights Agreement is hereby amended by inserting the following at the end of such definition:
“Notwithstanding anything to the contrary set forth in this definition or in this Agreement, a Distribution Date shall not be deemed to have occurred by virtue of or as a result of any Exempted Transaction or the public announcement thereof.”
     (e) The definition of “Final Expiration Date” set forth in Section 1 of the Rights Agreement is hereby amended and restated in its entirety as follows:
“Final Expiration Date” shall mean the earliest to occur of (a) the close of business on June 18, 2018 and (b) the point in time immediately prior to the Effective Time, but only if such Effective Time shall occur.
     (f) The definition of “Stock Acquisition Date” set forth in Section 1 of the Rights Agreement is hereby amended by inserting the following at the end of such definition:
“Notwithstanding anything to the contrary set forth in this definition or in this Agreement, a Stock Acquisition Date shall not be deemed to have occurred by virtue of or as a result of any Exempted Transaction or the public announcement thereof.”

     (g) The definition of “Trigger Event” set forth in Section 1 of the Rights Agreement is hereby amended by inserting the following at the end of such definition:
“Notwithstanding anything to the contrary set forth in this definition or in this Agreement, a Triggering Event shall not be deemed to have occurred by virtue of or as a result of any Exempted Transaction or the public announcement thereof.”
     (h) Section 30 of the Rights Agreement is hereby amended to add the following sentence at the end thereof:
“Nothing in this Agreement shall be construed to give any holder of Rights (including, prior to the Distribution Date, registered holders of the Common Stock) or any other Person any legal or equitable right, remedy or claim under this Agreement by virtue of or in connection with any Exempted Transaction.”
     (i) The Rights Agreement is hereby amended by adding a new Section 36 to read in its entirety as follows:
“Section 36. Termination. At the Final Expiration Date, (a) this Agreement shall be terminated and be without any further force or effect, (b) none of the parties to this Agreement will have any rights, obligations or liabilities hereunder and (c) the holders of the Rights (including, prior to the Distribution Date, registered holders of the Common Stock) shall not be entitled to any benefits, rights or other interests under this Agreement, including, without limitation, the right to purchase or otherwise acquire any securities of the Corporation.
     (j) The references to June 18, 2018 in the Form of Rights Certificate attached as Exhibit A to the Rights Agreement are amended to read as the Final Expiration Date pursuant to this Amendment.
     SECTION 2. Full Force and Effect. Except as expressly amended hereby, all of the provisions of the Rights Agreement are hereby ratified and confirmed to be in full force and effect in accordance with the provisions thereof on the date hereof and, subject to Section 5 of this Amendment, upon the effectiveness of this Amendment, the term “Rights Agreement” as used in the Rights Agreement shall refer to the Rights Agreement as amended hereby.
     SECTION 3. Governing Law. This Amendment shall be governed by and construed in accordance with the law of the State of Delaware applicable to contracts to be made and performed entirely within such State. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is the intent of the parties hereto to enforce the remainder of the terms, provisions, covenants and restrictions of this Amendment to the maximum extent permitted by law.
     SECTION 4. Counterparts. This Amendment may be executed in any number of counterparts, all of which shall be considered one and the same agreement. A signature to this Amendment transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

     SECTION 5. Termination of Merger Agreement. If for any reason the Merger Agreement is terminated, then this Amendment shall be of no further force or effect and the Rights Agreement shall remain exactly the same as it existed immediately prior to the effectiveness of this Amendment. If for any reason the Merger Agreement is terminated, the Company shall notify the Rights Agent in writing.
     SECTION 6. Notice of Final Expiration Date. The Company shall provide written notice to the Rights Agent of the Final Expiration Date promptly thereafter.
     SECTION 7. Certification; Direction to Rights Agent. The officer of the Company executing this Amendment on behalf of the Company hereby certifies on behalf of the Company that this Amendment complies with the terms of Section 27 of the Rights Agreement. By its execution and delivery hereof, the Company directs the Rights Agent to execute this Amendment.
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     IN WITNESS WHEREOF, the Company and the Rights Agent have caused this Amendment to be duly executed as of the day and year first above written.

SPSS INC.

By:	/s/ Jack Noonan

Name:	Jack Noonan
Title:	Chairman of the Board, Chief Executive Officer and President

COMPUTERSHARE TRUST COMPANY, N.A.

By:	/s/ Kellie Gwinn

Name:	Kellie Gwinn
Title:	Vice President
[Signature Page to Amendment No. 1 to Rights Agreement]

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